UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 1, 2014 (March 31, 2014)

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility
On March 31, 2014, the Company entered into Amendment No. 2 (the “Amendment”) to its Credit Agreement (the “Credit Agreement”) dated as of March 7, 2012, among the Company, G&K Services Canada Inc., the financial institutions and other lenders named therein, JPMorgan Chase Bank, N.A. as administrative agent (“JPMorgan”), Wells Fargo Bank, National Association and Bank of America, N.A., as co-syndication agents, and SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

The following definitions were amended in their entirety as follows:

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that, solely with respect to calculating Consolidated Net Worth to determine compliance with Section 6.12(c), “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Material Subsidiaries (or a Subsidiary of the Company or a Material Subsidiary, other than G&K Receivables, Corp. or any other Subsidiary so long as they are designated and remain an “Unrestricted Subsidiary” as defined and in accordance with the 2005 Note Purchase Agreement) calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Net Worth” means, with respect to the Company and its Subsidiaries as of any date of determination, shareholders’ equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that, solely with respect to calculating Consolidated Net Worth to determine compliance with Section 6.12(c), “Consolidated Net Worth” means, as of any date of determination, on a consolidated basis for the Company and its Material Subsidiaries (or a Subsidiary of the Company or a Material Subsidiary, other than G&K Receivables, Corp. or any other Subsidiary so long as they are designated and remain an “Unrestricted Subsidiary” as defined and in accordance with the 2005 Note Purchase Agreement) (a) the sum of (1) Equity Interests taken at par or stated value plus (2) capital in excess of par or stated value relating to Equity Interests plus (3) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock or Equity Interests subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

Section 6.12(c) of the Credit Agreement was amended in its entirety to read as follows:

(c)    Minimum Consolidated Net Worth.
The Company will not, at any time, permit Consolidated Net Worth, determined as of the end of each fiscal year ending after June 29, 2013 to be less than the sum of (i) $343,600,000 plus (ii) an amount equal to 35% of Consolidated Net Income (if positive) for each completed fiscal year after June 29, 2013. Following the occurrence of the Trigger Date, this Section 6.12(c), will be of no further force and effect and the Company shall not be required to comply with the requirement set forth herein.

The Amendment also makes technical corrections to other provisions, including anti-corruption laws, matters involving swap obligations and the calculation of interest rates.

This summary is qualified in its entirety by references to the terms of the Credit Facility attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Credit Agreement dated March 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014	By	G&K SERVICES, INC. /s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary

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